UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2024

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2024, WW International, Inc. (the “Company”) announced that it had mutually agreed with Heather Stark, Chief Financial Officer of the Company, that she would cease serving as the Company’s Chief Financial Officer, effective December 27, 2024 (the “Departure Date”). On November 26, 2024, Ms. Stark entered into an agreement with a subsidiary of the Company in connection with her departure (the “Agreement”). The material terms of the Agreement are as follows: (i) a lump-sum cash payment of $884,293(1) (consisting of the sum of 56 weeks of base salary and target bonus); (ii) payment of her fiscal 2024 annual performance-based cash bonus, if earned, based on actual Company performance for the full year subject to the terms of the Company’s 2024 annual, performance-based bonus plan, which amount shall be paid at such time annual bonuses are paid to other employees of the Company; (iii) a lump-sum cash payment of $12,082(2) (less applicable deductions and withholding obligations) in lieu of continued matching contributions to the group registered retirement savings plan offered to the Company’s Canadian employees; (iv) a lump-sum cash payment in lieu of benefit continuation, including the continuation of basic health and dental benefits during the 56 weeks following the Departure Date; and (v) payment via payroll of $47,852(3) with respect to her 2024 vacation allowance. All of Ms. Stark’s unvested equity awards as of the Departure Date will be forfeited on that date. She will have the right to exercise any of her vested stock options within 90 days of the Departure Date. Ms. Stark is subject to non-competition (for 12 months), non-solicitation (for 24 months) and confidentiality (in perpetuity) covenants. In addition, in consideration for the payments and benefits provided for in the Agreement, Ms. Stark will execute a release of claims against the Company and all of its predecessor, subsidiary, parent, related, affiliated and successor companies. The lump-sum cash payments specified above shall be payable no later than January 10, 2025, subject to the Company’s receipt of a fully executed copy of such release from Ms. Stark.

On November 27, 2024, the Company also announced the appointment of Felicia DellaFortuna to serve as its Chief Financial Officer, effective January 1, 2025 (the “Employment Date”). Ms. DellaFortuna, age 41, most recently was Chief Financial Officer of Enthusiast Gaming Holdings Inc., a gaming media and entertainment company, from November 2023 to December 2024. Prior to that, she served as Chief Financial Officer of BuzzFeed, Inc., a digital media company, from December 2021 to November 2023. Ms. DellaFortuna previously served in several finance leadership positions at BuzzFeed’s predecessor company, including as its Chief Financial Officer from February 2020 to December 2021, Senior Vice President of Finance from May 2019 to February 2020, Vice President of Finance from June 2017 to May 2019, and Senior Director of Finance from October 2015 to June 2017. Prior to that time, Ms. DellaFortuna held corporate finance positions with Viant Technology Inc. and XIX Entertainment Limited, and was a certified public accountant for Ernst & Young LLP. Ms. DellaFortuna received a B.S. in Accounting from Lehigh University.

The material terms of Ms. DellaFortuna’s employment arrangement are as follows: (i) a base salary of $500,000 per year; (ii) a one-time, cash sign-on bonus of $175,000 repayable, on a prorated basis, by Ms. DellaFortuna if she voluntarily resigns without good reason or her employment is terminated for cause within one year of the Employment Date; (iii) commencing in 2025, eligibility (a) for an annual, performance-based cash bonus with a target bonus percentage of 50% of her base salary (based solely on the Company’s overall performance), and (b) to participate in the Company’s annual long-term incentive equity compensation plan with an annual target grant amount of 100% of base salary, with the first annual award occurring in May 2025 and any restricted stock units (“RSUs”) granted on such date having an initial vesting date of the first anniversary of the Employment Date and any remaining RSUs vesting as determined by the Compensation and Benefits Committee of the Board; and (iv) reimbursement of certain legal fees incurred in connection with the negotiation of her employment arrangement. The Company and Ms. DellaFortuna also agreed to negotiate in good faith to create a one-time, supplemental, fiscal 2025 cash bonus plan for which she would be the sole eligible participant. Such a plan would be based upon the achievement of certain mutually agreed upon fiscal 2025 performance conditions and would be paid in April 2026.

In addition, Ms. DellaFortuna will become party to a continuity agreement with the Company (the “Continuity Agreement”). The agreement will contain terms and conditions generally consistent with those set forth in the Company’s previously disclosed continuity agreement with Amanda Tolleson, the Company’s former Chief Marketing Officer. Such terms and conditions are described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 4, 2024 (the “Proxy Statement”) on page 44 in the section of the “Compensation Discussion and Analysis” entitled “—Termination Payments upon a Change of Control” and on pages 63 through 65 under the heading “—Continuity Agreements” in the section entitled “Potential Payments upon Termination, Retirement or Change of Control.” However, in connection with certain enumerated change of control scenarios of the Company, Ms. DellaFortuna’s Continuity Agreement will entitle her to a cash severance payment of three times the amount disclosed in the first bullet on page 64 of the Proxy Statement and she will not be subject to non-competition covenants under her Continuity Agreement.

In the event of the termination of Ms. DellaFortuna’s employment by the Company other than for cause or her resignation for good reason, subject to the execution and non-revocation of a general release of claims, the Company shall (i) continue to pay Ms. DellaFortuna her base salary for twelve (12) months (the “salary continuation period”) via salary continuation; (ii) pay (in equal installments over the salary continuation period) her target annual, performance-based cash bonus at the time of such termination; (iii) pay the employer contribution portion of Ms. DellaFortuna’s continued health coverage under the Company-sponsored health plans for twelve (12) months following such termination; and (iv) if applicable, pay any unpaid annual, performance-based cash bonus with respect to the immediately preceding bonus year.

1.	CAD$1,243,846 converted to U.S. dollars using the applicable exchange rate on November 26, 2024.
2.	CAD$16,994 converted to U.S. dollars using the applicable exchange rate on November 26, 2024.
3.	CAD$67,308 converted to U.S. dollars using the applicable exchange rate on November 26, 2024.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the leadership changes described above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is provided in connection with Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

Exhibit 99.1	Press Release dated November 27, 2024.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: November 27, 2024	By:	/s/ Jacqueline Cooke
	Name:	Jacqueline Cooke
	Title:	Chief Legal and Regulatory Officer and Secretary

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